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                                  EXHIBIT 10.1

                             COMPENSATION AGREEMENT


This Agreement is dated this 15th day of June, 2000.


BETWEEN

         CATHAYBANCORP.COM, LIMITED, a company incorporated under the laws of Hong Kong Special Administrative Region ("Hong Kong"), the People's Republic of China ("PRC") (the "Company")

AND

         SNET COMMUNICATIONS (HK) LIMITED, a company incorporated under the laws of Hong Kong, PRC ("SNet")


WHEREAS SNet has provided various services to the Company, including introducing the Company to various business opportunities and transactions, and the Company wishes to compensate SNet for such services rendered.

IN CONSIDERATION OF mutual promises and other valuable considerations, the receipt and sufficiency of which are hereby recognised, the Parties agree as follows:

1. For the past services rendered by SNet for the Company and future services to be rendered by SNet to the Company that are agreed to be by Parties, some of which are more specifically described below, the Company agrees to compensate SNet in accordance with the following terms and conditions:

         (1) Upon any public offering or listing of shares, spin-off or acquisition by reverse merger of any subsidiaries of the Company or its parent company, Premier Brands, Inc. (together with any successors in interest, the "Parent"), SNet will have the right to acquire from such subsidiary on the same terms 10.0% of the shares so listed, offered to the public, spun off or acquired; provided that this shall not apply to public listings or offerings of shares subject to employer plans for the benefit of employees, consultants, directors, officers or other similarly situated persons;

         (2) Upon the successful completion of the acquisition by the Company of WebShanghai, the Company will pay US $650,000 to SNet for its role in the acquistion;

         (3) Upon the formal establishment of a sino-foreign joint venture company (the "JV"), which was contemplated by a co-operation agreement entered into in May 2000 among the Company, Sichuan Guo Xun Xin Xi Chan Ye You Xian Gong Si, TorchNet Co. Ltd., and Capital Culture Company (the "Co-operation


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                  Agreement"), the Company will pay SNet US $700,000 and cause the Parent to issue SNet 500,000 shares;

         (4) Upon the completion of the entertainment websites to be owned by the JV in accordance with the Cooperation Agreement, the Company will cause the Parent to issue to SNet 250,000 shares;

         (5) Upon the JV obtaining necessary to operate the talkshow programs in accordance with the Co-operation Agreement, the Company will cause the Parent to issue 250,000 shares to SNet.

2. This Agreement is governed by and construed in accordance with the laws of Hong Kong and the Parties hereby submit to the non-exclusive jurisdictions of the courts in Hong Kong.

3. Any provisions hereof held by a competent court or arbitration tribunal to be invalid or illegal shall not affect the validity of other provisions hereof which shall remain intact and legally binding. The Parties shall continue to implement such other provisions.

4. This Agreement shall be binding on and enure to the benefits of heirs, executors, administrators, successors and assigns of the Parties hereto.


Executed by the Parties at the place and on the date first above mentioned.


CathayBancorp.com, LIMITED

Per: /s/ Peter Lau (corporate seal)
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SNET COMMUNICATIONS (HK) LIMITED

Per: /s/ Peter Chin (corporate seal)
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